Exhibit 5.1


                               OPINION OF COUNSEL
                     LeBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                               50 N. Laura Street
                                   Suite 2800
                             Jacksonville, FL 32202

                                                                 August 18, 2000


                             Winn-Dixie Stores, Inc.
                               5050 Edgewood Court
                             Jacksonville, FL 32254

        RE: Winn-Dixie Stores, Inc. - Registration Statement on Form S-8
          ------------------------------------------------------------

Ladies and Gentlemen:

     We are special counsel to Winn-Dixie Stores, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 1,700,000 shares of the Company's common stock, par value $1.00 per share (the "Common Shares"), pursuant to Winn-Dixie Stores, Inc. Stock Option Agreements for Allen R. Rowland and certain other employees of the Company set forth on Exhibit 4.4 to the Registration Statement (the "Agreements").

     In rendering this opinion, we have examined: (a) the Registration Statement; (b) the Company's prospectus, dated August 21, 2000; (c) a copy of the Company's articles of incorporation and all amendments thereto; (d) a copy of the Company's by-laws; and (e) a record of the proceedings of the Company relating to the authorization of the issuance and delivery of the Common Shares. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed, without inquiry, the authenticity of all documents submitted to us as originals, the genuiness of all signatures, the legal capacity of all natural persons and the conformity with authentic original documents of any copies thereof submitted to us for our examination.

     Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:


     1. The Company has been incorporated under the laws of Florida and the Company's status is active. In rendering this opinion we have relied solely upon the Florida Department of State's certificate of status for the Company dated August 18, 2000 and Section 607.0203 of the Florida Business Corporation Act, which states that the Florida Department of State's filing of the Company's articles of incorporation satisfies all conditions precedent to incorporation.

     2. The Common Shares will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Common Shares shall have been issued and sold in the manner contemplated by the Agreements; and (iii) certificates representing the Common Shares shall have been executed, countersigned and registered and delivered to the purchasers thereof against payment of the agreed consideration therefor.

     We express no opinion as to the application of the securities or "Blue Sky" laws of the various states to the sale of the Common Shares.

     The opinions rendered herein are limited to the law of the State of Florida and the Federal law of the United States.

     This opinion is being delivered in connection with the Registration Statement and, accordingly, may not be used for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

     We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Common Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name as special counsel for the Company and to any references to this firm in the prospectus that constitutes part of the Registration Statement.

     In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                                        Very truly yours,
                                                     /s/ LeBOEUF, LAMB, GREENE &
                                                            MacRAE, L.L.P.